As filed with the Securities and Exchange Commission on August 25, 2008
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INSULET CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	9 Oak Park Drive
(State or Other Jurisdiction of	Bedford, Massachusetts 01730	04-3523891
Incorporation or Organization)	(781) 457-5000	(I.R.S. Employer Identification No.)
(Address of Principal Executive Offices)
Insulet Corporation Amended and Restated 2007 Stock Option and Incentive Plan
(Full Title of the Plan)
Duane DeSisto
President and Chief Executive Officer
Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
(781) 457-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copy to:
Raymond C. Zemlin, Esq.
Daniel P. Adams, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities	Amounts To Be	Proposed Maximum	Proposed Maximum	Amount of
To Be Registered	Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock, par value $.001 per share	1,325,000 shares (2)	$13.62 (3)	$18,046,000 (3)	$709.21

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock, par value $.001 per share, of Insulet Corporation (“Common Stock”) as may be required pursuant to the Insulet Corporation Amended and Restated 2007 Stock Option and Incentive Plan (the “2007 Plan”) in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under such plans or other similar event.

(2)	Insulet Corporation (the “Company”) previously filed a registration statement on Form S-8 on July 17, 2007 (File No. 333-144636) (the “Original Filing”) identifying shares to be registered in connection with the Plan. Section 3(a) of the Plan provides that the maximum number of shares of Common Stock reserved for issuance under the Plan shall be increased each January 1, beginning in 2008 and ending in 2012, by an additional positive number equal to the lesser of (A) 3% of the outstanding number of shares of Common Stock on the immediately preceding December 31 and (B) 725,000 shares of Common Stock. Since the Original Filing, pursuant to Section 3(a) of the Plan, the maximum number of shares of Common Stock reserved for issuance under the Plan has increased by 725,000 shares. By filing this Registration Statement in accordance with General Instruction E to Form S-8, the Company registers these additional 725,000 shares plus the additional 600,000 shares approved at the Annual Meeting of Stockholders of the Company held on May 8, 2008.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock reported on the NASDAQ Global Market on August 21, 2008.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-5.1 Opinion of Goodwin Procter LLP
Ex-23.1 Consent of Ernst & Young LLP
Ex-99.1 Amended and Restated 2007 Stock Option and Incentive Plan

EXPLANATORY NOTE
     The Company previously filed a Registration Statement on Form S-8 (the “Original Filing”) with the Securities and Exchange Commission on July 17, 2007 (File No. 333-144636) in connection with the Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”). This Registration Statement registers additional shares of the Company’s Common Stock to be issued pursuant to the Plan. The contents of the Original Filing are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. After giving effect to this Registration Statement, an aggregate of 1,860,000 shares of the Company’s Common Stock have been registered for issuance pursuant to the Plan.
PART II
Item 8. Exhibits
     The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

3.1(1)	Eighth Amended and Restated Certificate of Incorporation of Insulet Corporation

3.2(1)	Amended and Restated By-laws of Insulet Corporation

4.1(2)	Specimen certificate for shares of common stock

5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in signature page)

99.1*	Amended and Restated 2007 Stock Option and Incentive Plan

(1)	Incorporated herein by reference to the exhibits to the Company’s Registration Statement on Form S-8 filed on July 17, 2007 (File No. 333-144636).

(2)	Incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 25, 2007 (File No. 333-140694).

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on this 25th day of August, 2008.

INSULET CORPORATION
By:	/s/ Duane DeSisto
Duane DeSisto
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Duane DeSisto and Carsten Boess, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Duane DeSisto	President and Chief Executive Officer and	August 25, 2008
Duane DeSisto	Director (Principal Executive Officer)

/s/ Carsten Boess	Chief Financial Officer (Principal Financial	August 25, 2008
Carsten Boess	and Accounting Officer)

/s/ Alison de Bord	Director	August 25, 2008
Alison de Bord

/s/ Gary Eichhorn	Director	August 25, 2008
Gary Eichhorn

/s/ Ross Jaffe, M.D.	Director	August 25, 2008
Ross Jaffe, M.D.

/s/ Charles Liamos	Director	August 25, 2008
Charles Liamos

/s/ Steven Sobieski	Director	August 25, 2008
Steven Sobieski

/s/ Regina Sommer	Director	August 25, 2008
Regina Sommer

/s/ Joseph Zakrzewski	Director	August 25, 2008
Joseph Zakrzewski

EXHIBIT INDEX

Exhibit
Number	Description

3.1 (1)	Eighth Amended and Restated Certificate of Incorporation of Insulet Corporation

3.2 (1)	Amended and Restated By-laws of Insulet Corporation

4.1 (2)	Specimen certificate for shares of common stock

5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in signature page)

99.1*	Amended and Restated 2007 Stock Option and Incentive Plan

(1)	Incorporated herein by reference to the exhibits to the Registrant’s Registration Statement on Form S-8 filed on July 17, 2007 (File No. 333-144636).

(2)	Incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on April 25, 2007 (File No. 333-140694).

*	Filed herewith.